Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 30, 2012 relating to the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2011 of OptimumBank Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Hacker Johnson and Smith PA

HACKER, JOHNSON AND SMITH PA

Fort Lauderdale, Florida

June 6, 2012